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Exhibit Description: Consulting Agreement between Charles Koppelman and Martha
                     Stewart Living Omnimedia, Inc. dated January 24, 2005

                                                                    EXHIBIT 10.2

                              CONSULTING AGREEMENT

            THIS AGREEMENT ("Agreement") is entered into as of January 24, 2005 (the "Effective Date"), between Charles Koppelman (the "Consultant") and Martha Stewart Living Omnimedia, Inc., a Delaware corporation (the "Company").

            WHEREAS, the Consultant is currently serving as the Vice Chairman of the Board of Directors of the Company (the "Board").

            WHEREAS, the Company wishes to engage the Consultant as a consultant to the Company in order to assist the President and Chief Executive Officer of the Company in addressing strategic opportunities for the Company including, without limitation, helping to source, structure and negotiate merchandising and television opportunities; and

            WHEREAS, the Consultant wishes to accept such engagement on the terms and conditions set forth herein;

            NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

            1. Retention as Consultant. Effective as of the Effective Date, the Company shall retain the Consultant, and the Consultant shall serve the Company as a consultant, on the terms and conditions set forth herein.

            2. Term.

            (a) The Consultant shall provide Consulting Services (as defined in
Section 3) hereunder for the period commencing on the Effective Date and ending on first anniversary of the Effective Date, unless such period ends earlier as provided in Section 2(b) (the "Consulting Term"); provided that the Consulting Term may be extended by mutual agreement of the parties.

            (b) The Consulting Term shall immediately terminate upon the death or Disability of the Consultant. Upon termination of the Consulting Term by reason of the Consultant's death or Disability, the Company shall continue to pay any unpaid portion of the Fee (as defined in Section 5(a)) to the Consultant's estate or legal representative for the remainder of the Consulting Term. For purposes of this Agreement, "Disability" shall have the meaning set forth in the Company's Amended and Restated 1999 Stock Incentive Plan (the "Plan").

            3. Duties. During the Consulting Term, the Consultant agrees to render consulting services to the Company by assisting the President and Chief Executive Officer of the Company in addressing strategic opportunities for the Company, including, without limitation, helping to source, structure and negotiate merchandising and television opportunities (the "Consulting Services"). The Consultant shall report and be accountable to the President and Chief Executive Officer orally or in writing, as the President and Chief Executive Officer may reasonably direct. The parties expressly acknowledge and agree that the Consultant may maintain other employment during the Consulting Term so long as such employment does not impair the Consulting Services to be provided pursuant to this Agreement and does not violate

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this Agreement. It is anticipated that the Consulting Services will require a substantial time commitment on behalf of the Consultant. Nothing in this Agreement shall be deemed to affect the Consultant's rights, obligations and duties as a member of the Board.

            4. Place of Performance. During the Consulting Term, the Consultant shall perform his duties hereunder at such locations as are reasonably designated by the Company, it being understood that such duties will be performed principally in New York City. During the Consulting Term, the Company shall provide the Consultant with an office and the services of an administrative assistant at the Company's headquarters.

            5. Compensation. In consideration of the services to be performed during the Consulting Term and the non-competition and confidentiality covenants set forth herein, the Company shall provide the Consultant with the following:

            (a) The Company shall pay to the Consultant an annual fee of $450,000 (the "Fee"). The Fee shall be paid on a monthly basis in equal installments.

            (b) The Company shall make available to the Consultant the Company's lease interest in a private airplane consistent with the Company's policy regarding use of such lease interest by the President and Chief Executive Officer.

            (c) The Company shall reimburse the Consultant for reasonable business expenses incurred by the Consultant in providing the Consulting Services to the Company in accordance with the Company's expense policy.

            (d) (i) The Company has granted to the Consultant 50,000 shares of Class A common stock, par value $0.01 per share, of the Company (the "Common Stock") pursuant to the Restricted Stock Agreement attached hereto as Exhibit A and subject to the restrictions set forth therein. The Consultant acknowledges that such grant is subject to stockholder approval of an amendment to the Plan.

            (ii) The Company has also granted to the Consultant options to purchase 200,000 shares of Common Stock pursuant to the Stock Option Agreement attached hereto as Exhibit B. The Consultant acknowledges that such grant is subject to stockholder approval of an amendment to the Plan.

            (e) All fees paid to the Consultant under this Agreement shall be in lieu of any fees that the Consultant would otherwise be entitled to receive in his capacity as a non-employee member of the Board during the Consulting Term.

            6. Confidential Information. Except as may be required or appropriate in connection with carrying out his duties under this Agreement, the Consultant shall not, without the prior written consent of the Company or as may otherwise be required by law or any legal process, or as is necessary in connection with any adversarial proceeding against the Company (in which case the Consultant shall cooperate with the Company in obtaining a protective order at the Company's expense against disclosure by a court of competent jurisdiction), communicate, to anyone other than the Company and those designated by the Company or on behalf of the Company in the furtherance of its business or to perform his duties hereunder, any trade secrets,

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confidential information, knowledge or data relating to the Company, its affiliates or any businesses or investments of the Company or its affiliates, obtained by the Consultant during the Consultant's services to the Company that is not generally available public knowledge (other than by acts by the Consultant in violation of this Agreement).

            7. Non-Competition. During the Consulting Term and until the six-month anniversary of (i) the termination of the Consulting Term or (ii) the termination of the Consultant's service as a member of the Board, whichever is later, the Consultant shall not engage in or become associated with any Competitive Activity. For purposes of this Section 7, a "Competitive Activity" shall mean any business or other endeavor that engages in any country in which the Company has significant business operations to a significant degree in a business that directly competes with all or any substantial part of any of the Company's businesses of (i) producing television and other video programs, (ii) designing, developing, licensing, promoting and selling merchandise through catalogs, direct marketing, Internet commerce and retail stores of the product categories in which the Company so participates using Martha Stewart's name, likeness, image, or voice to promote or market any such product or service,
(iii) the creation, publication or distribution of regular or special issues of magazines, and (iv) any other business in which the Company is engaged during the term of this Agreement. The Consultant shall be considered to have become "associated with a Competitive Activity" if he becomes involved as an owner, employee, officer, director, independent contractor, agent, partner, advisor, or in any other capacity calling for the rendition of the Consultant's personal services, with any individual, partnership, corporation or other organization that is engaged in a Competitive Activity and his involvement relates to a significant extent to the Competitive Activity of such entity; provided, however, that the Consultant shall not be prohibited from (a) owning less than one percent of any publicly traded corporation, whether or not such corporation is in competition with the Company or (b) serving as a director of a corporation or other entity the primary business of which is not a Competitive Activity. If, at any time, the provisions of this Section 7 shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 7 shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Consultant agrees that this Section 7 as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

            8. Independent Contractor Relationship; Taxes. The relationship of the Consultant to the Company created by this Agreement is that of an independent contractor, and nothing contained in this Agreement shall be deemed to create an employer-employee relationship between the Consultant and the Company or give the Company the right to control the day-to-day affairs of the Consultant. The Consultant shall be directly responsible for payments to satisfy the Consultant's obligations under all tax laws of every kind, workers' compensation laws, disability and unemployment insurance laws and the Social Security Act. The Company shall not withhold taxes or any other payroll deductions from payments made to the Consultant. Because the Consultant is not an employee of the Company, but rather an independent contractor, the Company shall report payments made to the Consultant on IRS Form 1099. The Consultant agrees to report all compensation received under this Agreement, the Stock Option Agreement and the Restricted Stock Agreement to the appropriate federal, state or

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local taxing authorities. The Consultant further agrees to pay, when and as due, any and all taxes incurred or owed by the Consultant as a result of the compensation hereunder or thereunder, including estimated taxes if applicable, and shall provide the Company with proof of said payments upon request. The Consultant hereby agrees to indemnify, defend, and hold harmless the Company from and against any and all claims, losses, costs, fines, assessments, fees, liabilities, damage or injuries suffered by the Company arising out of any breach by the Consultant of this Section 8, and the Consultant further agrees to indemnify the Company and hold it harmless to the extent of any obligation of the Company (a) to pay withholding taxes or similar items, or (b) resulting from any legal determination that the Consultant is not an independent contractor.

            9. Entire Agreement. No agreement or representation, oral or otherwise, express or implied, with respect to the subject matter hereof has been made by either party which is not expressly set forth in this Agreement, the Stock Option Agreement and the Restricted Stock Agreement. This Agreement, the Stock Option Agreement and the Restricted Stock Agreement contain the complete agreement between the parties hereto with respect to the subject matter hereof and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

            10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and its affiliates, successors and assigns and shall be binding upon and inure to the benefit of the Consultant and his legal representatives and assigns; provided that in no event shall the Consultant's obligations to perform future services for the Company be delegated or assigned by the Consultant. The Company may assign or transfer its rights hereunder to any of its affiliates or to a successor corporation in the event of merger, consolidation or transfer or sale of all or substantially all of the assets of the Company.

            11. Amendment and Waiver. Any provision of this Agreement may be amended, waived or terminated only in a writing signed by the Company and the Consultant. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default. No course of dealing between the parties shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement. No delay on the part of the Company or the Consultant in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or the Consultant of any such right or remedy shall preclude other or further exercises thereof. A waiver of right or remedy on any one occasion, or with regard to one provision, shall not be construed as a bar to, or waiver of, any such right or remedy on any other occasion or with regard to any other provision.

            12. Governing Law. All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision.

            13. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision

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shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

            14. Consultant's Representations. The Consultant represents and warrants to the Company that (i) his execution, delivery and performance of this Agreement does not and shall not conflict with, or result in the breach of or violation of, any other agreement, instrument, order, judgment or decree to which he is a party or by which he is bound, and (ii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be a valid and binding obligation of the Consultant, enforceable in accordance with its terms.

            15. Notice. All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery, overnight courier, or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

      Notices to the Company:

      Martha Stewart Living Omnimedia, Inc.
      11 West 42nd Street
      New York, New York 10036
      Attention: General Counsel

      Notices to the Consultant:

      To the address last provided by the Consultant to the Company's Human Resources Department.

            16. Captions. The headings and captions used in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            17. Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

                                     * * * *

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      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

COMPANY:

MARTHA STEWART LIVING OMNIMEDIA, INC.

By: /s/ James Follo
    --------------------------

Its: CFO

CONSULTANT

/s/ Charles Koppelman
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Charles Koppelman

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